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                                                                     Exhibit 8.1

                               September 6, 2001

Archstone-Smith Trust
7670 South Chester Street, Suite 100
Englewood, Colorado 80112

Ladies and Gentlemen:

     We have acted as counsel to Archstone Communities Trust ("Archstone"), a Maryland real estate investment trust, and Archstone-Smith Trust ("Archstone-Smith"), a Maryland real estate investment trust, in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of May 3, 2001, among Archstone, Archstone-Smith, Charles E. Smith Residential Realty, Inc. ("Smith Residential"), a Maryland corporation, and Charles E. Smith Residential Realty L.P. ("Smith Partnership"), a Delaware limited partnership, pursuant to which (i) Archstone will reorganize into an "umbrella partnership real estate investment trust," or "UPREIT" (the "Archstone Merger"), (ii) Smith Residential will merge with and into Archstone-Smith (the "Merger") and (iii) Smith Partnership will merge with and into Archstone (or an entity that is a wholly-owned subsidiary of Archstone-Smith and into which Archstone will merge) (the "Partnership Merger"). This opinion letter is being furnished to you in connection with the registration statement on Form S-4 (File No. 333-63734) containing the joint proxy statement of Archstone and Smith Residential and the prospectus of Archstone-Smith (the "Registration Statement"), filed with the Securities and Exchange Commission on June 25, 2001, as amended through the date hereof. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Agreement.

     In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto):
(1) the Agreement; (2) the Registration Statement; (3) representations and certifications as to factual matters made by Smith Residential to us and to Hogan & Hartson, L.L.P., counsel to Smith Residential, in a letter dated September 6, 2001 (the "Smith Residential Letter"); (4) representations and certifications as to factual matters made by Archstone and Archstone-Smith to us and to Hogan & Hartson, L.L.P., counsel to Smith Residential, in a letter dated September 6, 2001 (the "Archstone Merger Letter"); (5) representations and certifications as to certain other factual matters made by Archstone and Archstone-Smith to us, in two letters dated September 6, 2001 (together with the Archstone Merger Letter, the "Archstone Letters"); (6) the Smith Residential Articles of Incorporation, as amended through the date hereof; (7) the Archstone-Smith Declaration of Trust, as amended through the date hereof; (8) the Smith Partnership Agreement, as amended through the date hereof; (9) the Archstone Declaration of Trust, as amended through the date hereof; and (10) a form of the Archstone Declaration of Trust to be adopted following the Partnership Merger

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Archstone-Smith Trust
September 6, 2001
Page 2

attached as an exhibit to the Merger Agreement. In addition, we have reviewed and relied upon the opinion of Hogan & Hartson L.L.P., counsel to Smith Residential, with respect to the tax consequences of the proposed transaction (the "Hogan & Hartson Tax Opinion").

                        Assumptions and Representations
                        -------------------------------

     In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

     1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, and all copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     2. The Merger will be consummated in accordance with, and will qualify as a statutory merger under, the applicable laws of Maryland.

     3. All representations as to factual matters made in the Archstone Letters and the Smith Residential Letter are true, correct, and complete and will continue to be true, correct, and complete as of the Effective Time. Any representation or statement made in the Archstone Letters and the Smith Residential Letter "to the best of knowledge," "to the knowledge," or "to the actual knowledge" of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification.

     4. The Archstone Merger and the Merger will be consummated in accordance with the Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of Archstone, Archstone-Smith and Smith Residential will comply with all reporting obligations with respect to the Archstone Merger and the Merger required under the Code and the Treasury regulations thereunder; and the Agreement is valid and binding in accordance with its terms.

     5. The Hogan & Hartson Tax Opinion, substantially identical in form and substance to this opinion, has been concurrently delivered to Smith Residential and has not been withdrawn.

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Archstone-Smith Trust
September 6, 2001
Page 3

                    Opinion-Federal Income Tax Consequences
                    ---------------------------------------

     Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that:

     1. for federal income tax purposes, the Archstone Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code;

     2. for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

     3. the discussion in the Registration Statement under the captions "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REORGANIZATION OF ARCHSTONE INTO AN UPREIT" and "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER" sets forth the federal income tax consequences to an Archstone stockholder as a result of the Archstone Merger and the Merger.

     In addition, based upon, subject to and limited by the assumptions and qualifications set forth herein, we confirm our opinions in the Registration Statement described under the captions "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REORGANIZATION OF ARCHSTONE INTO AN UPREIT" and "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER."

     In addition to the assumptions set forth above, our opinions are subject to the exceptions, limitations and qualifications set forth below:

     1. These opinions represent and are based upon our best judgment regarding the application of relevant current provisions of the Code and Treasury regulations and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Neither Archstone-Smith nor Smith Residential has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in these opinions. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

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Archstone-Smith Trust
September 6, 2001
Page 4

     2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Archstone Merger and the Merger or any other transaction (including the Partnership Merger or any other transaction undertaken in connection with the Merger, the Partnership Merger, or the Archstone Merger).

     3. We express no opinion regarding, among other things, the tax consequences of the Archstone Merger and the Merger (including the opinion set forth above) as applied to specific stockholders of Archstone that may be relevant to particular Archstone stockholders, such as dealers in securities, corporate stockholders subject to the alternative minimum tax, foreign persons, and holders of stock acquired upon exercise of stock options or in other compensatory transactions.

     4. Our opinions set forth herein are based upon the description of the contemplated transactions as set forth in the Agreement and the sections of the Registration Statement captioned "THE MERGER" and "THE MERGER AGREEMENT." If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinions may become inapplicable. No opinion is expressed as to the Merger if the transactions described in the Agreement and the sections of the Registration Statement captioned "THE MERGER" and "THE MERGER AGREEMENT" are not consummated in accordance therewith and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue these opinions is incorrect, our opinions might be adversely affected and may not be relied upon.

     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement under the captions "LEGAL MATTERS," "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REORGANIZATION OF ARCHSTONE INTO AN UPREIT" "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER." In giving such consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                       Sincerely,



                                       /s/ MAYER, BROWN & PLATT